EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Jonathan Doorley Sard Verbinnen & Co 212/687-8080

LADENBURG THALMANN REPORTS SECOND QUARTER 2009 RESULTS

Revenues up 25% in First Six Months of 2009 Due to Acquisition
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MIAMI, FL, August 7, 2009 — Ladenburg Thalmann Financial Services Inc. (AMEX: LTS) today announced financial results for the three and six months ended June 30, 2009.

Second quarter 2009 revenues were $34.33 million, a 36% increase from revenues of $25.23 million in the second quarter of 2008. The Company had a net loss of $5.16 million, or $(0.03) per diluted share, in the second quarter of 2009, compared to a net loss of $5.23 million, or $(0.03) per diluted share, in the comparable 2008 period. The 2009 second quarter results included $14.31 million of revenue from Triad Advisors (acquired August 2008), $1.28 million in professional fee expense and $2.60 million of non-cash charges for depreciation, amortization and compensation expense, while the second quarter 2008 results included $1.30 million in professional fee expense and $2.20 million of non-cash charges for depreciation, amortization and compensation expense.

For the six months ended June 30, 2009, the Company had revenues of $67.62 million, a 25% increase over revenues of $54.02 million for the comparable 2008 period. The Company had a net loss of $11.40 million, or $(0.07) per diluted share, compared to a net loss of $6.27 million, or $(0.04) per diluted share, in the comparable 2008 period. The results for the six months ended June 30, 2009 included $26.62 million of revenue from Triad, $3.34 million in professional fee expense, $5.46 million of non-cash charges for depreciation, amortization and compensation expense and a $562,000 expense related to the closing of an office location, while the comparable 2008 results included $2.51 million in professional fee expense and $4.41 million of non-cash charges for depreciation, amortization and compensation expense.

Second quarter 2009 EBITDA, as adjusted, was a loss of $1.21 million, compared to a loss of $1.81 million for the 2008 period. EBITDA, as adjusted, for the six months ended June 30, 2009 was a loss of $3.27 million, compared to EBITDA, as adjusted, of $419,000 for the 2008 period. EBITDA, as adjusted, for both periods excludes non-cash compensation expense and other items.

The following table presents a reconciliation of EBITDA, as adjusted, to net loss as reported.

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Total revenues	$34,326	$25,232	$67,615	$54,023
Total expenses	39,166	30,376	78,455	60,227
Pre-tax loss	(4,840)	(5,144)	(10,840)	(6,204)
Net loss	(5,158)	(5,233)	(11,399)	(6,266)
Reconciliation of EBITDA, as adjusted, to net loss:
EBITDA, as adjusted	(1,212)	(1,809)	(3,267)	419
Add:
Interest income	17	68	54	144
Less:
Interest expense	(1,048)	(1,202)	(2,172)	(2,357)
Income tax expense	(318)	(89)	(559)	(62)
Depreciation and amortization	(931)	(703)	(1,870)	(1,343)
Non-cash compensation	(1,666)	(1,498)	(3,585)	(3,067)

Net loss	$(5,158)	$(5,233)	$(11,399)	$(6,266)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for gains or losses on sales of assets, non-cash compensation expense, and interest expense is a key metric the Company uses in evaluating its business. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its business on a consistent basis across various periods. Due to the significance of non-recurring items, EBITDA, as adjusted, enables the Company’s Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not part of its core operations, such as interest expense and debt extinguishment expense, or do not involve a cash outlay, such as stock-related compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

At June 30, 2009, shareholders’ equity was $40.95 million, as compared to $51.29 million as of December 31, 2008.

Dr. Phillip Frost, Chairman of Ladenburg, said, “We are pleased that Ladenburg’s overall performance improved sequentially in the second quarter. Our capital markets business is starting to recover as markets normalize and we continue to have success recruiting talented individuals to the firm on both the capital markets and independent advisor sides of our business. We remain committed to building Ladenburg into a well-balanced financial services company with a diverse revenue stream and expect to continue to capitalize on opportunities in the marketplace.”

Richard Lampen, President and Chief Executive Officer of Ladenburg, said, “While continuing to aggressively control costs during the first half of 2009, we have selectively added talented staff to broaden our banking platform and expand our equity research and institutional sales coverage, particularly with the addition of our new Financial Services Group. Additionally, our independent broker-dealers continued to add quality advisors with significant assets, positioning us well to expand our market share as activity normalizes.”

Stock Repurchase and Stock Repurchase Program

In March 2007, the Company announced a share repurchase program to repurchase up to 2,500,000 shares using 15% of the Company’s EBITDA, as adjusted.

On April 1, 2009, the Company purchased 4,500,000 shares of its common stock at a price of $0.60 per share in a privately-negotiated transaction for a total of $2.70 million. This purchase was not made pursuant to the Company’s stock repurchase program, which remains in effect.

Deferred Underwriting Compensation

In connection with Ladenburg’s underwriting of SPAC offerings, Ladenburg receives compensation that includes normal discounts and commissions, as well as deferred fees payable to Ladenburg upon a SPACs completion of a business transaction. Such deferred fees and their related expenses are not reflected in the Company’s results of operations until the underlying business combinations have been completed and the fees have been irrevocably earned. Generally, these fees may be received within 24 months from the respective date of the offering, or not received at all if no business combination transactions are consummated during such time period. SPACs are experiencing significant difficulty in recent periods in obtaining shareholder approval of business combination transactions because, among other factors, many of their shareholders hold common stock trading at a discount to the cash amount per share held in trust. During the second quarter of 2009, Ladenburg did not receive any deferred fees. During the six months ended June 30, 2009, Ladenburg received deferred fees of $3.03 million, and incurred commissions and related expenses of $1.26 million. As of June 30, 2009, Ladenburg had unrecorded potential deferred fees for SPAC transactions of approximately $21.89 million which, net of expenses, amounted to approximately $13.15 million.

About Ladenburg

Ladenburg Thalmann Financial Services is engaged in investment banking, equity research, institutional sales and trading, independent brokerage and advisory services and asset management services through its principal subsidiaries, Ladenburg Thalmann & Co. Inc., Investacorp, Inc. and Triad Advisors, Inc. Founded in 1876 and a New York Stock Exchange member since 1879, Ladenburg Thalmann & Co. is a full service investment banking and brokerage firm providing services principally for middle market and emerging growth companies and high net worth individuals. Investacorp, Inc., a leading independent broker-dealer headquartered in Miami Lakes, Florida, has been serving the independent registered representative community since 1978 and has approximately 500 independent financial associates nationwide. Founded in 1998, Triad Advisors, Inc. is a leading independent broker-dealer and registered investment advisor headquartered in Norcross, Georgia that offers a broad menu of products, services and total wealth management solutions to approximately 400 independent financial advisors located nationwide. Ladenburg Thalmann Financial Services is based in Miami, Florida. Ladenburg Thalmann & Co. is based in New York City, with regional offices in Miami and Boca Raton, Florida; Melville, New York; Lincolnshire, Illinois; Los Angeles, California; and Princeton, New Jersey. For more information, please visit www.ladenburg.com.

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This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial results, statements regarding future growth, statements regarding growth of the independent brokerage area, statements regarding potential acquisitions and recruiting, statements regarding our market position and statements regarding our investment banking business. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008, as amended, and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

[Financial Table Follows]

LADENBURG THALMANN FINANCIAL SERVICES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues:
Commissions and fees	$28,994	$20,370	$55,612	$39,487
Investment banking	1,660	1,787	5,673	9,207
Asset management	452	687	907	1,483
Principal transactions	470	504	173	157
Interest and dividends	820	995	1,856	2,021
Unrealized loss on NYSE Euronext restricted common stock	—	(217)	—	—
Other income	1,930	1,106	3,394	1,668

Total revenues	$34,326	$25,232	$67,615	$54,023

Expenses:
Commissions and fees	$20,767	$12,062	$39,340	$24,111
Compensation and benefits	8,989	9,594	18,900	20,486
Non-cash compensation	1,666	1,498	3,585	3,067
Brokerage, communication and clearance fees	1,719	1,156	3,410	2,239
Rent and occupancy, net of sublease revenue	717	732	2,109	1,050
Professional services	1,279	1,303	3,337	2,507
Interest	1,048	1,202	2,172	2,357
Depreciation and amortization	931	703	1,870	1,343
Other	2,050	2,126	3,732	3,067

Total expenses	$39,166	$30,376	$78,455	$60,227

Loss before income taxes	(4,840)	(5,144)	(10,840)	(6,204)
Income tax expense	318	89	559	62

Net loss	$(5,158)	$(5,233)	$(11,399)	$6,266)

Net loss per common share (basic and diluted).	$(0.03)	$(0.03)	$(0.07)	$(0.04)

Weighted average common shares used in computation of per share data:
Basic	167,318,663	162,709,005	169,510,804	162,105,035

Diluted	167,318,663	162,709,005	169,510,804	162,105,035